EXHIBIT 99.9

Rights Certificate Number:_________
 Number of Rights:  ________
RAVE RESTAURANT GROUP, INC.
SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase 4% Convertible Senior Notes due 2022 of
Rave Restaurant Group, Inc.
Subscription Price: $100 each, par value

 SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., DALLAS, TEXAS, TIME, ON [___________], 2017, UNLESS EXTENDED BY THE COMPANY FOR UP TO 30 DAYS
Dear Stockholder:
As the registered owner of this Rights Certificate, you are the holder of the number of subscription rights ("Rights") shown above.  You have been issued, at no charge, 0.2817 Rights for each share of common stock that you held on December 21, 2016 (i.e., one Right for each 355 shares), provided that the number of Rights were rounded to the nearest whole number and no fractional Rights were issued.  The Rights entitle you to subscribe for 4% Convertible Senior Notes due 2022, par value $100 ("Notes"), of Rave Restaurant Group, Inc. (the "Company"). Each whole Right entitles the holder to purchase one Note (the "Basic Subscription Privilege") at the subscription price of $100 each (the "Subscription Price").  If you subscribe for all of the Notes available to you pursuant to the Basic Subscription Privilege, you are also entitled to subscribe for additional Notes (subject to pro-ration) at the Subscription Price (the "Over-Subscription Privilege").  For a more complete description of the terms and conditions of the Rights, please refer to the Prospectus and the "Instructions as to Use of Rights Certificates" accompanying this Rights Certificate.
THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE.
You have four choices:
1.	You can subscribe for all of the Notes underlying the number of Rights listed at the top of this page;

2.	You can subscribe for less than all of the Notes underlying the number of Rights listed above, and allow the rest of your Rights to expire;

3.
If you have subscribed for all of such Notes (i.e., exercised your Basic Subscription Privilege in full), then you can also subscribe for additional Notes, subject to an allocation process as described in the Prospectus; or

4.	If you do not want to purchase any Notes, you can disregard this material.
To subscribe for any number of Notes, full payment of the Subscription Price is required for each Note for which you are subscribing (including under the Over-Subscription Privilege).  You must complete the reverse side of this form to subscribe for Notes.
Date: [__________], 2017
RAVE RESTAURANT GROUP, INC.

By: _______________________________
Name: [____________________]
Title: [____________________]

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

 Deliver by mail, hand or overnight courier to:

Securities Transfer Corporation
2901 North Dallas Parkway, Suite 380
Plano, Texas  75093
 (469) 633-0101

Delivery other than in the manner or to the address listed above will not constitute valid delivery.
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
If you wish to subscribe for Notes pursuant to your Basic Subscription Privilege in full or a portion thereof:
I subscribe for ____________ Notes x $100 = $______________________
 (Line 1)
If you subscribed for your Basic Subscription Privilege in full and wish to subscribe for additional Notes pursuant to the Over-Subscription Privilege:
I subscribe for ____________ Notes x $100 = $______________________
 (Line 2)
Total amount of payment enclosed (sum of line 1 and line 2): $______________________
I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of Notes indicated above on the terms and conditions specified in the Prospectus.
______________________________________________
 Signature(s)
IMPORTANT:  The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
If you wish to have your shares delivered to an address other than that shown on front, your signature must be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.
Signature Guaranteed: __________________________________________________________
                                                                                        (Name of Bank or Firm)

                                     __________________________________________________________
 (Signature of Officer)
FOR INSTRUCTIONS ON THE USE OF THE RIGHTS CERTIFICATES, CONSULT SECURITIES TRANSFER CORPORATION, THE SUBSCRIPTION AGENT, AT THE ADDRESS OR TELEPHONE NUMBER INDICATED ABOVE.

Method of Payment (Check One)
☐
Uncertified personal check, payable to "Securities Transfer Corporation, as Subscription Agent." Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or cashier's check, money order or wire transfer of immediately available funds.

☐	Certified check or bank draft (cashier's check) drawn on a U.S. bank, or money order, payable to "Securities Transfer Corporation, as Subscription Agent."
☐	Wire transfer of immediately available funds directed to the account maintained by the Subscription Agent, Securities Transfer Corporation, at:
First National Bank Southwest
ABA #111924392
Credit Account No. 4038515
Account Name:    Securities Transfer Corporation as Agent for Rave Restaurant
If the amount enclosed or transmitted is not sufficient to pay the purchase price for all Notes that are subscribed for, or if the number of Notes being subscribed for is not specified, the number of Notes subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all Notes that the undersigned has subscribed or over-subscribed for (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction as soon as practicable after the expiration of the offering.